Exhibit 99.1

Independence Realty Trust Announces First Quarter 2016 Financial Results

PHILADELPHIA, PA — May 4, 2016 — Independence Realty Trust, Inc. (“IRT”) (NYSE MKT: IRT) today announced its first quarter 2016 financial results.  All per share results are reported on a diluted basis.

Results for the Quarter

•	Core Funds from Operations (“CFFO”) per share increased 11% to $0.21 for the quarter ended March 31, 2016 from $0.19 for the quarter ended March 31, 2015.

•	Earnings per share (“EPS”) was $(0.00) for the quarter ended March 31, 2016 as compared to $(0.01) for the quarter ended March 31, 2015.

•

Earnings before interest, taxes, depreciation and amortization and before acquisition expenses (“Adjusted EBITDA”), increased 90.9% to $18.9 million for the quarter ended March 31, 2016 from $9.9 million for the quarter ended March 31, 2015.

Property Sales and Refinancing Activity

•

On February 18, 2016, IRT sold a 222 unit apartment property located in Atlanta, Georgia for $18.0 million.  IRT received net cash proceeds of approximately $9.7 million, after transaction costs and full repayment of the debt underlying the property.

•

On April 7, 2016, IRT sold a 162 unit apartment property located in Denver, Colorado for $23.0 million.  IRT received net cash proceeds of approximately $11.6 million, after transaction costs and full repayment of the debt underlying the property.

•	On March 29, 2016, IRT refinanced the $43.9 million first mortgage on its Oklahoma City portfolio, which had a maturity date in April 2016, with a loan made pursuant to IRT’s secured credit facility.

Scott Schaeffer, IRT’s Chairman and CEO said, “During the quarter, we continued executing on our previously announced strategy of maximizing the operating performance of the portfolio while selling non-core apartment communities to reduce leverage.  We’ve sold two communities so far this year and expect to close on a third sale during the second quarter.  We are also in the process of refinancing three communities which are currently on our credit facility with long-term, fixed rate mortgages.”

Same-Store Property Operating Results

First Quarter 2016 Compared to First Quarter 2015(1)
Rental income	3.1% increase
Total revenues	3.5% increase
Property level operating expenses	3.3% increase
Net operating income (“NOI”)	3.7% increase
Portfolio average occupancy	93.3%, no change
Portfolio average rental rate	3.4% increase to $856
NOI Margin	0.1% increase to 53.4%

(1)	Same store portfolio for the three months ended March 31, 2016 and 2015 consists of 28 properties with 8,277 apartment units.

Capital Expenditures

For the three months ended March 31, 2016, our recurring capital expenditures for the total portfolio was $1.6 million, or $117 per unit.

2016 CFFO Guidance

IRT reaffirms its estimate and underlying assumptions that 2016 full year CFFO per diluted share will be in a range of $0.82-$0.88 per common share.  A reconciliation of IRT's projected net income (loss) allocable to common shares to its projected CFFO, a non-GAAP financial measure, is included below.  Also included below are the primary assumptions underlying this estimate. See Schedule II to this release for further information regarding how IRT calculates CFFO and Schedule V to this release for management’s definition and rationale for the usefulness of CFFO.

2016 Full Year CFFO Guidance (1)	Low		High
Net income (loss) available to common shares	$0.34	-	$0.39

Adjustments:
Depreciation and amortization	0.95	-	0.95
Gains on asset sales	(0.56)	-	(0.56)
Share base compensation	0.02	-	0.03
Amortization of deferred financing fees	0.07	-	0.07
CORE FFO per diluted share allocated to common shareholders	$0.82	-	$0.88

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information.  Actual full 2016 CFFO could vary significantly from the projections presented.  Our estimate is based on the following key operating assumptions:

(a)

For 2016, a same store pool of 26 properties totaling 7,755 units.  For purposes of this guidance, the same store pool reflects properties which have been or are expected to be sold subsequent to March 31, 2016 as discussed in (e) below.

(b)	Same store NOI growth of 4.5% to 5.5%, driven by revenue growth of 4% to 5% and property operating expense growth of 2% to 3%.
(c)

The portfolio of properties acquired from TSRE, which is not included in the same store pool, experiences NOI growth of 6% to 7%, driven by revenue growth of 4% to 5% and an improved operating margin of 56%, up from 54% in 2015.  The improved operating margin is driven through reduced operating expenses for property insurance.

(d)	No property acquisitions in 2016.
(e)

Reflects the completion of the sale of Cumberland Glen in February 2016 for $18 million and the sale of Belle Creek in April 2016 for $23 million and assumes the completion of the sale of Tresa at Arrowhead in May 2016 for $47 million.   Assumes substantially all net cash proceeds from the sales of these assets are used to repay the KeyBank interim facility.

(f)	General and administrative expenses of approximately $1.25 million to $1.75 million.

Selected Financial Information

See Schedule I to this Release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this release: funds from operations (“FFO”), CFFO, Adjusted EBITDA and NOI.  A reconciliation of IRT’s reported net income (loss) to its FFO and CFFO is included as Schedule II to this release. A reconciliation of IRT’s same store NOI to its reported net income (loss) is included as Schedule III to this release. A reconciliation of IRT’s Adjusted EBITDA, to net income (loss) is included as Schedule IV to this release. See Schedule V to this release for management’s respective definitions and rationales for the usefulness of each of these non-GAAP financial measures and other definitions used in this release.

Distributions

On April 14, 2016, IRT’s Board of Directors declared monthly cash dividends for the second quarter of 2016 on IRT’s shares of common stock in the amount of $0.06 per share per month. The monthly dividends total $0.18 per share for the second quarter.  The month for which each dividend was declared is set forth below, with the relevant amount per share, record date and payment date set forth opposite the month:

Month	Amount	Record Date	Payment Date
April 2016	$0.06	04/29/2016	05/16/2016
May 2016	$0.06	05/31/2016	06/15/2016
June 2016	$0.06	06/30/2016	07/15/2016

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Wednesday, May 4, 2016 from the investor relations section of the IRT website at www.irtreit.com or by dialing 1.877.787.3988, access code 91313256.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on IRT’s website and telephonically until Wednesday, May 11, 2016, by dialing 855.859.2056, access code 91313256.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtreit.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE MKT: IRT) is a real estate investment trust that seeks to own well-located apartment properties in geographic submarkets that it believes support strong occupancy and the potential for growth in rental rates.  IRT seeks to provide stockholders with attractive risk-adjusted returns, with an emphasis on distributions and capital appreciation. IRT is externally advised by a wholly-owned subsidiary of RAIT Financial Trust (NYSE: RAS).

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," “trend”, "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," “seek,” “outlook,” “in the process,” “assumption,” “project,” “guidance” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward looking statements are based upon the current beliefs and expectations of IRT’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally not within IRT’s control.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  These risks, uncertainties and contingencies include, but are not limited to, whether IRT will be able to refinance properties currently financed under its secured credit facility with long-term, fixed rate mortgages; whether IRT can maintain its assumed same store pool in 2016; whether it can achieve projected same store NOI growth and revenue growth and limit projected property operating expense growth; whether the TSRE portfolio of properties achieves projected NOI growth, revenue growth, improved operating margins and reduced operating expenses for property insurance; whether IRT will not make any property acquisitions in 2016; whether the sale of Tresa at Arrowhead can be completed at the expected time on the projected terms generating the expected net cash proceeds; whether substantially all net proceeds from such sales will be available to be used to repay the KeyBank interim facility; whether general and administrative expenses can be limited to projected levels; and those disclosed in IRT’s filings with the Securities and Exchange Commission.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Andres Viroslav

215.207.2100

aviroslav@irtreit.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

	As of or For the Three-Month Periods Ended
	March 31, 2016		December 31, 2015		September 30, 2015			June 30, 2015		March 31, 2015
Operating Statistics:
Total revenue	$38,666		$39,709		$25,492			$22,718		$21,657
Total property operating expenses	$17,120		$17,398		$11,945			$10,517		$10,095
Net operating income ("NOI")	$21,546		$22,311		$13,547			$12,201		$11,562
NOI margin	55.7%		56.2%		53.1%			53.7%		53.4%
Adjusted EBITDA	$18,924		$19,720		$11,742			$10,518		$9,851
Net income available to common shares	$(75)		$4,123		$24,015			$337		$(233)
Earnings (loss) per share -- diluted	$-		$0.09		$0.71			$0.01		$(0.01)
Funds from operations ("FFO") per share -- diluted	$0.18		$0.19		$0.86			$0.18		$0.18
Core funds from operations ("CFFO") per share -- diluted	$0.21		$0.22		$0.20			$0.19		$0.19
Dividends per share	$0.18		$0.18		$0.18			$0.18		$0.18
CORE FFO payout ratio	85.7%		81.8%		90.0%			94.7%		94.7%
Portfolio Data:
Total gross assets (total assets plus accumulated depreciation)	$1,389,072		$1,422,826		$1,437,858			$751,355		$718,339
Total number of properties	48		49		50			31		30
Total units	13,502		13,724		14,044			9,055		8,819
Average occupancy	93.5%		93.6%		94.0%			93.6%		93.5%
Average monthly effective rent, per unit	$952		$947		$949			$840		$827
Same store portfolio average occupancy (a)	93.3%		92.7%		93.6%			93.7%		93.3%
Same store portfolio average effective monthly rent (a)	$856		$852		$846			$839		$828
Capitalization:
Total debt	$940,336		$966,611		$983,207			$454,210		$419,659
Common share price, period end	$7.12		$7.51		$7.21			$7.53		$9.49
Market equity capitalization	$358,913		$377,194		$362,127			$249,915		$314,852
Total market capitalization	$1,299,249		$1,343,805		$1,345,334			$704,125		$734,511
Total debt/total gross assets	67.7%		67.9%		68.4%			60.5%		58.4%
Net debt to adjusted EBITDA (b)	12.1	x	11.8	x	12.2	x	(c)	10.3	x	10.2	x
Interest coverage	1.9	x	1.9	x	2.1	x	(c)	2.5	x	2.4	x
Common shares and OP Units:
Shares outstanding	47,458,250		47,070,678		47,070,678			31,933,218		31,894,751
OP units outstanding	2,950,816		3,154,936		3,154,936			1,255,983		1,282,450
Common shares and OP units outstanding	50,409,066		50,225,614		50,225,614			33,189,201		33,177,201
Weighted average common shares and units	50,113,693		50,101,609		35,472,807			33,066,770		31,768,468

(a)	Same store includes 28 properties which represents 8,277 units.
(b)	Net debt equals total debt less cash and cash equivalents.
(c)	Annualized assuming the TSRE merger which closed September 17, 2015 occurred at the beginning of the period.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

Three-Months Ended March 31,
2016(a)	2015(b)
Amount	Amount

Funds From Operations:
Net Income (loss)	$(46)	$(241)
Adjustments:
Real estate depreciation and amortization	11,527	6,038
Net (gains) losses on sale of assets	(2,453)	—
Funds From Operations	$9,028	$5,797
FFO per share--diluted	$0.18	$0.18
Core Funds From Operations:
Funds From Operations	$9,028	$5,797
Adjustments:
Equity based compensation	205	70
Amortization of deferred financing costs	1,197	147
Acquisition and integration expenses	10	33
(Gains) losses on TSRE merger and property acquisitions	(91)	—
Core Funds From Operations	$10,349	$6,047
CFFO per share--diluted	$0.21	$0.19
Weighted-average shares and units outstanding	50,113,693	31,768,468

(a)	Based on 50,113,693 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2016.
(b)	Based on 31,768,468 weighted-average shares outstanding-diluted for the three-month period ended March 31, 2015.

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

For the Three-Months Ended (a)
March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Reconciliation of Same-Store Net Operating Income to Net Income (loss)
Same-store net operating income (a)	$11,235	$11,031	$10,768	$11,063	$10,837
Non same-store net operating income	10,311	11,280	2,779	1,138	725
Asset management fees	(1,696)	(1,882)	(1,259)	(1,260)	(1,212)
General and administrative expenses	(926)	(709)	(546)	(423)	(499)
Acquisition and integration expenses	(10)	(524)	(12,830)	(168)	(33)
Depreciation and amortization	(11,527)	(11,632)	(4,704)	(5,720)	(6,038)
Interest expense	(9,977)	(10,160)	(5,094)	(4,277)	(4,022)
Interest income	—	—	18	—	1
Net gains (losses) on sale of assets	2,453	6,412	—	—	—
TSRE financing extinguishment and employee separation expenses	—	—	(27,508)	—	—
Gains (losses) on TSRE merger and property acquisitions	91	592	64,012	—	—
Net income (loss)	$(46)	$4,408	$25,636	$353	$(241)

(a)	Same store portfolio includes 28 properties which represents 8,277 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Adjusted EBITDA, Before Acquisition Expenses to Net Income (loss)

(Dollars in thousands)

(unaudited)

	Three-Months Ended
	March 31,
	2016	2015
Net income (loss)	$(46)	$(241)
Add-Back (Deduct):
Depreciation and amortization	11,527	6,038
Interest expense	9,977	4,022
Interest Income	—	(1)
Acquisition and integration expenses	10	33
Net (gains) losses on sale of assets	(2,453)	—
(Gains) losses on TSRE merger and property acquisitions	(91)	—
Adjusted EBITDA	$18,924	$9,851

	For the Three-Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net income (loss)	$(46)	$4,408	$25,636	$353	$(241)
Add-Back (Deduct):
Depreciation and amortization	11,527	11,632	4,704	5,720	6,038
Interest expense	9,977	10,160	5,094	4,277	4,022
Interest Income	—	—	(18)	—	(1)
Acquisition and integration expenses	10	524	12,830	168	33
Net (gains) losses on sale of assets	(2,453)	(6,412)	—	—	—
TSRE financing extinguishment and employee separation expenses	—	—	27,508	—	—
(Gains) losses on TSRE merger and property acquisitions	(91)	(592)	(64,012)	—	—
Adjusted EBITDA	$18,924	$19,720	$11,742	$10,518	$9,851

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  We believe average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average of the daily physical occupancy for the period presented.

Adjusted EBITDA

EBITDA is defined as net income before gains or losses on asset sales, gains or losses on debt extinguishments, depreciation and amortization expenses, interest expense, income taxes, and amortization of deferred financing costs. Adjusted EBITDA is EBITDA before acquisition expenses and gains.  EBITDA and Adjusted EBITDA are each non-GAAP measures.  We consider EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of our performance because it eliminates depreciation, income taxes, interest and acquisition expenses and gains relating to IRT’s acquisition of TSRE, which permits investors to view income from operations without non-cash items such as depreciation, amortization, the cost of debt or items specific to the TSRE acquisition. The table is a reconciliation of net income applicable to common stockholders to Adjusted EBITDA. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common stock (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales  of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including acquisition and integration expenses, expensed costs related to the issuance of shares of our common stock, gains or losses on real estate transactions and equity-based compensation expenses, from the determination of FFO. IRT incurs acquisition expenses in connection with acquisitions of real estate properties and expenses those costs when incurred in accordance with U.S. GAAP. As these expenses are one-time and reflective of investing activities rather than operating performance, IRT adds back these costs to FFO in determining CFFO.  In connection with the TSRE transaction, IRT modified the calculation of CFFO to adjust for amortization of deferred financing costs and TSRE financing extinguishment and employee separation expenses because these are non-cash items or reflective of investing activities rather than operating performance similar to the other CFFO adjustments.  The effect of these modifications on prior periods is reflected in the reconciliation of IRT’s reported net income (loss) allocable to common shares to its FFO and CFFO included herein.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash items, such as depreciation and amortization expenses, equity based compensation, amortization of deferred financing costs, and acquisition expenses, TSRE financing extinguishment and employee separation expenses, gain on TSRE merger and property acquisitions and pursuit costs that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT also believes that FFO and CFFO may provide IRT and our investors with an additional useful measure to compare IRT’s financial performance to certain other REITs. IRT also uses CFFO for purposes of determining the quarterly incentive fee, if any, payable to our advisor.  Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP measure, is a useful measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, asset management fees, acquisition expenses and general administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store properties or portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that have been sold are excluded from the same store portfolio.